EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors
TrustAtlantic Financial Corporation and Subsidiary
Raleigh, North Carolina

We consent to the use of our report dated April 7, 2014, with respect to the consolidated financial statements of TrustAtlantic Financial Corporation and Subsidiary as of and for the years ended December 31, 2013 and 2012, and to the reference to our firm under the caption “Experts” in the registration statement.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
January 23, 2015